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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 22, 2000 relating to the financial statements of ACLARA BioSciences, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                            /s/ PRICEWATERHOUSECOOPERS LLP
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San Jose, California

February 22, 2000